Exhibit 1.1

Sprint Nextel Corporation

Form of Underwriting Agreement

(Common Stock, Preferred Stock, Depositary Shares)

[            ], 200[    ]

[                            ]

As Representative[s] of the several underwriters named in Schedule I hereto

[Representative[s] address[es]]

Ladies and Gentlemen:

Sprint Nextel Corporation, a Kansas corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number and type of securities identified on Schedule I hereto as Firm Securities (the “Firm Securities”) and up to the number of additional securities identified on Schedule I hereto (the “Additional Securities”) if and to the extent that you determine to exercise your right to purchase such Additional Securities (which, together with the Firm Securities are referred to herein as the “Securities”). To the extent that there are or are not additional Underwriters listed in Schedule I other than you, the terms “Representatives” and “Underwriters” shall mean either the singular or plural, as the context requires.

As used herein, the term “Agreement” means this underwriting agreement.

1.     Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that as of the date hereof:

(a)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), not earlier than the date that is three years prior to the Closing Date (as defined herein), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act (as defined below)) on Form S-3 (File No. 333-[            ]), which contains a base prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or, if applicable, Rule 430C under the Securities Act, or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus relating to the Securities, including the base prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and provided to the Representative[s] for use by the Underwriters is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Securities, including the base prospectus and the final prospectus supplement thereto, that is first filed with the Commission pursuant to Rule 424(b)

and provided to the Representative[s] for use by the Underwriters or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. The term “Statutory Prospectus” shall mean any preliminary prospectus, as amended or supplemented, relating to the Securities that is included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) immediately prior to the Initial Sale Time (as defined below), including any document incorporated by reference therein. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the Effective Date of the Registration Statement or as of the date of such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)    The Registration Statement became effective upon its filing with the Commission. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, are threatened by the Commission. Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein.

(c)    The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(d)    The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, if any, identified in Schedule II hereto (together with any other issuer free writing prospectus used in connection with the offering, an “Issuer Free Writing Prospectus”) other than a road show, which shall include the term sheet prepared pursuant to Section 4(a) of this Agreement substantially in the form attached in Schedule III hereto (the “Final Term Sheet”), and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and which is listed in Schedule II hereto, if published prior to the execution hereof. As of ___:00 [a./p.]m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative[s] specifically for use therein.

(e)    (i) The Company has not made, and will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative[s] (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the Statutory Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the Statutory Prospectus, did not, as of the Initial Sale Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(g)    The Company has not distributed and will not distribute, prior to the Closing Date and completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus included in Schedule II to this Agreement and any other Issuer Free Writing Prospectus reviewed and consented to by the Representatives, or the Registration Statement.

(h)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)    The execution and delivery by the Company of this Agreement, the issuance and sale of the Securities, and the performance by the Company of its obligations under this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except with respect to subclauses (i) and (iii) of this Section 1(i) where any such contraventions, individually or in the aggregate, would not have a Material Adverse Effect.

(j)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency (each, an “Authorization”) is required for execution and delivery of this Agreement and the issuance and sale of the Securities and the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or “blue sky” laws of the various states or as have been obtained under the Securities Act in connection with the offer and sale of the Securities, except where the failure to obtain any such Authorizations, individually or in the aggregate, would not have a Material Adverse Effect.

(k)    Except as otherwise disclosed in each of the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or Disclosure Package, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”).

(l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party that are required to be described in the Registration Statement or Disclosure Package that are not so described.

(m)    Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, by-laws or other organizational documents or in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or its respective property or assets and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, except for such violations or defaults that would not result in a Material Adverse Effect.

(n)    Except as described in each of the Disclosure Package and the Prospectus, the Company and its consolidated subsidiaries have all necessary consents, approvals, certificates, authorizations, permits and orders of the appropriate governmental or regulatory agencies or bodies as are necessary to own their properties and to conduct their business as currently conducted by them as described in each of the Disclosure Package and the Prospectus except where the failure to do so individually or in the aggregate would not have a Material Adverse Effect.

(o)    This Agreement has been duly authorized, executed and delivered by the Company.

(p)    The Securities have been duly authorized by the Company and, when issued by the Company and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Disclosure Package and the Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Securities.

(q)    The Company is not, and after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r)    Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

2.    Offering. You have advised the Company that the Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) to offer the Securities upon the terms set forth in the Prospectus.

3.    Purchase and Delivery. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees (i) to sell to the several Underwriters and each Underwriter agrees to purchase, severally and not jointly, from the Company at the purchase price of $___ per share (the “Purchase Price”), the respective number of Firm Securities set forth opposite such Underwriter’s name on Schedule I hereto and (ii) to sell all or a portion of the Additional Securities at the Purchase Price if the underwriters elect to exercise such option by notice from the Representatives within 30 days after the date of this Agreement. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each underwriter agrees, severally and not jointly, to purchase the number of Additional Securities that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth opposite its name on Schedule I bears to the total number of Firm Securities. The closing (the “Closing”) of the purchase and sale of the Firm Securities shall be at the offices of [name and address of closing location] (or such other place as may be agreed upon by the Company and the Representatives).

The Company will deliver, against payment of the purchase price, the Firm Securities to the Representatives for the respective accounts of the Underwriters registered in such denominations as the Representatives shall request one full business day prior to the date of delivery. Payment for the Securities shall be made by the Underwriters by wire transfer of immediately available funds to an account specified by the Company on [                    ], 200   at [            ] [a./p.]m. or such other date and time as the Underwriters and the Company may agree in writing (the “Closing Date”).

The closing of the sale of Additional Securities shall be at the office specified for the Closing and on such date and time as designated by the Representatives (the “Option Closing Date”). The Company will deliver, against payment of the purchase price, the Additional Securities to the Representatives for the respective accounts of the Underwriters registered in such denominations as the Representatives shall request one full business day prior to the date of delivery.

4.    Covenants of the Company. The Company agrees with the Underwriters as follows:

(a)     The Company will (i) prepare and file the Prospectus in a form reasonably approved by you pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3); (ii) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be reasonably disapproved by you promptly after notice thereof; (iii) advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and furnish you with copies thereof; (iv) file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (v) advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order; and (vii) prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representative[s], and file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such rule.

(b)    During the time when a Prospectus relating to the Securities is required to be delivered under the Securities Act (the “Prospectus Delivery Period”), the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(c)    If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the Securities Act, the Company will (i) notify you to suspend the solicitation of offers to purchase the Securities; and (ii) promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.

(d)    During the Prospectus Delivery Period, upon your request the Company will furnish to you, without charge, copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, including documents incorporated by reference therein, in each case as soon as reasonably practicable and in quantities as are reasonably requested.

(e)    The Company will cooperate with you and with counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as you may reasonably designate and will take such actions as are reasonably necessary to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)    Until the Closing Date, the Company will not, without the prior consent of [insert name of Lead Representative], offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any securities of the same class (or convertible into such) as the Securities (other than the Securities, securities issuable pursuant to outstanding commitments and securities issuable pursuant to equity-based plans of the Company currently in effect).

(g)    The Company will pay the costs and expenses relating to the following matters: (i) the preparation, printing and filing with the Commission of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements to any of them and the delivery of such copies thereof, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (ii) the preparation, issuance and delivery of certificates for the Securities; (iii) the printing and delivery of this Agreement, any “blue sky” memorandum and all other agreements or documents printed and delivered in connection with the offering of the Securities; (iv) any fees charged by securities rating services for rating the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. in connection with any review of the terms of the sale of the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(h)    As soon as reasonably practicable, the Company will make available to its security holders an earnings statement, which will satisfy the provisions of Section 11(a) and Rule 158 under the Securities Act.

(i)    The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(j)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

5.    Covenants of the Underwriters. In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a)    Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)    Not to use, refer to or distribute any free writing prospectus except:

(i)    a free writing prospectus that (a) is not an Issuer Free Writing Prospectus and (b) contains only information describing the preliminary terms of the Securities or the offering thereof, which information is limited to the terms referenced on Schedule IV hereto or otherwise permitted under Rule 134 of the Securities Act;

(ii)    a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii)    a free writing prospectus identified in Schedule II hereto as forming part of the Disclosure Package.

6.    Conditions to Closing. The obligations of the Underwriters under this Agreement to purchase the Securities will be subject to the following conditions:

(a)    No stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been instituted or threatened by the Commission.

(b)    You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon his knowledge as to proceedings threatened.

(c)    You shall have received on the Closing Date an opinion of Jones Day, counsel for the Company, dated the Closing Date, substantially in the form set forth in Schedule V.

(d)    You shall have received on the Closing Date an opinion of Kansas counsel, dated the Closing Date, substantially in the form set forth in Schedule VI.

(e)    You shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f)    On the date hereof, you shall have received from KPMG LLP [and Ernst & Young LLP,] the Company’s independent registered public accounting firm[s], letters, dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to you.

(g)    On the Closing Date, you shall have received from KPMG LLP [and Ernst & Young LLP,] the Company’s independent registered public accounting firm[s], letters, dated the Closing Date, in form and substance satisfactory to you, to the effect that they reaffirm the statements made in the letters furnished by such firm[s] pursuant to subsection (f) of this Section 6.

(h)    For the period from and after the date hereof and prior to the Closing Date, there shall not have occurred any Material Adverse Change, except as set forth or contemplated in the Disclosure Package and the Prospectus, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or delivery of the Securities.

(i)    On or before the Closing Date, you shall have received such additional documents as you may reasonably request to confirm compliance with the conditions to closing listed herein.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative[s] and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative[s]. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein, not misleading; or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in any preliminary prospectus relating to the offering of the Securities, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (plus local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (iii) the employment thereof has been specifically authorized by the indemnifying party in writing or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the existence of the action, provided the indemnifying party will not be required to pay the fees, costs and expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any such action is brought) for all indemnified parties hereunder, unless the indemnified parties have concluded that there are legal defenses available to an indemnified party that are different or additional to those available to any other indemnified party, in which case any indemnified party with different or additional defenses shall have the right to separate counsel from the other indemnified parties to assert such legal defenses on behalf of such indemnified party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding, provided that such unconditional release may be subject to a parallel release by a claimant or plaintiff of such indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Subsection (d), no Underwriter should be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee and agent of an Underwriter, shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

8.    Termination. Prior to the Closing Date, this Agreement shall be subject to termination by the Representatives, by notice given to the Company, if at any time (i) trading in the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on such exchange or market, (ii) a general banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

9.    Defaulting Underwriters. (a) If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9(a) by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such underwriting under this Agreement.

(b)    If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons, and will survive delivery of and payment for the Securities.

11.    No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12.    Miscellaneous. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(b)    Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first class mail or sent by telecopier transmission addressed as follows:

If to the Company:

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, VA 20191

Telecopier No. (703) 433-[            ]

Attn: General Counsel

If to the Representative[s]:

c/o [                                    ]

[                                           ]

[                                           ]

Telecopier No. [              ]

Attn: [                                ]

Any party hereto by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(d)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts or choices of law.

(e)    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.    Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

SPRINT NEXTEL CORPORATION

By:
Name: [ ] Title: [ ]

Agreed as of the date first

above written

[Insert name[s] of Representative[s]]

By:
Name: [ ] Title: [ ]

Acting on behalf of [itself/themselves] and as the representative[s] of the several Underwriters.

SCHEDULE I

Number and Type of Securities

Firm Securities:

Additional Securities:

Underwriters

Name	Number of Firm Securities

SCHEDULE II

Issuer Free Writing Prospectuses

Other Free Writing Prospectuses

SCHEDULE III

Form of Final Term Sheet

SCHEDULE IV

Terms of the Securities or Their Offering

SCHEDULE V

Form of Opinion of Jones Day

1.	No consent, approval, authorization or order of, or filing with, any federal or State of New York governmental agency or body or any federal or State of New York court is required in connection with the issuance or sale of the Securities by the Company to the Underwriters, except for the registration of the Securities under the Securities Act of 1933 or as may be required under (i) state securities or blue sky laws or (ii) the Securities Exchange Act of 1934.

2.	The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Securities by the Company and the compliance with the terms and provisions of the Underwriting Agreement by the Company will not violate any U.S. federal securities or State of New York law or regulation known to us to be generally applicable to transactions of this type, or any order or decree of any U.S. federal securities or State of New York court, arbitrator or governmental agency that is binding upon the Company or its properties or violate or result in a default under any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified on Exhibit [ ] attached hereto and to those agreements identified on Exhibit [ ] attached hereto and (ii) in that we express no opinion with respect to any violation (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross default provision insofar as it relates to a default under an agreement not identified on Exhibit [ ] attached hereto, or (c) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

3.	The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

4.	The statements contained in the Prospectus under the captions “Description of Sprint Nextel [Common Stock] [Preferred Stock] [Depositary Shares]” and “Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.

SCHEDULE VI

Form of Opinion of Kansas Counsel

1.    The Company has an authorized equity capitalization as set forth under the caption “Capitalization” in the Prospectus.

2.    The Company is a corporation existing and in good standing under the laws of the State of Kansas, with the corporate power generally to conduct business and to own or lease properties as described in the Prospectus.

3.    The Underwriting Agreement has been authorized by all necessary corporate action of the Company. The Underwriting Agreement has been executed and delivered by the Company.

4.    The Securities have been authorized by all necessary corporate action of the Company, and, when issued and delivered to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will have been validly issued, fully paid and nonassessable.

5.    No consent, approval, authorization or order of, or filing with, any Kansas governmental agency or body or any Kansas court is required by any Kansas law or regulation in connection with the execution, delivery or performance of the Underwriting Agreement by the Company, or in connection with the issuance or sale of the Securities by the Company to the Underwriters, except as may be required under Kansas securities or blue sky laws.

6.    The shareholders of the Company have no preemptive rights with respect to the issuance of the Securities.

7.    The (i) execution, delivery and performance of the Underwriting Agreement by the Company, (ii) issuance and sale of the Securities by the Company, and (iii) compliance with the terms and provisions of the Underwriting Agreement by the Company will not (X) violate any Kansas law or regulation known to us to be generally applicable to transactions of this type, (Y) violate any order or decree of any Kansas court, arbitrator or governmental agency that is binding upon the Company or its properties (this opinion being limited to those orders and decrees identified on Exhibit [        ] attached hereto) or (Z) violate or result in a default under any of the terms and provisions of the articles of incorporation and bylaws of the Company.